Exhibit 10.3A

MASERGY COMMUNICATIONS, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Masergy Communications, Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: per share

Number of Option Shares: shares of Common Stock

Expiration Date:

Type of Option: Incentive Stock Option

Non-Statutory Stock Option

Date Exercisable: The Option shall become exercisable with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service, except to respect to the event (if any) specifically authorized by the Plan Administrator in the sole discretion pursuant to the express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Masergy Communications, Inc. 2010 Incentive Compensation Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the Plan Summary and Prospectus attached hereto as Exhibit B.

No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:

MASERGY COMMUNICATIONS, INC.

By:

Title:

Optionee (Enter Name)

Address: (employee completes)

ATTACHMENTS

Exhibit A - Stock Option Agreement

Exhibit B - Plan Summary and Prospectus

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